ARTICLE I.
ETHICS POLICY
(INCLUDING PERSONAL SECURITIES TRANSACTIONS)

Section 1.1.   Company Policy.

(1)  All employees (including officers and directors) shall place the interests of the Company's clients before their own personal interests and shall comply with both the standards set forth in this Article and the procedures established herein for the detection and prevention of activities by which employees of the Company may abuse their fiduciary duties to clients of the Company.

(2)  Northern Lights Fund Trust ("Northern Lights"), of which the Mutual Fund is a series, has adopted a Code of Ethics applicable to its principal officers, a copy of which is attached as Exhibit E.  Consistent with the policies and procedures set forth in this Compliance Manual, the officers of the Company shall comply with the ethical standards of the Northern Lights Code of Ethics in their conduct in relation to the Mutual Fund.  Any potential breach of ethics in relation to the Mutual Fund shall be reported to the Compliance Officer, who shall assess the applicable conduct and, as appropriate and in consultation with counsel to the Company, report such conduct to Northern Lights.

Section 1.2.   Caution.

Technical compliance with this policy will not automatically insulate an employee from scrutiny of transactions that show a pattern of compromise or abuse of the individual's fiduciary duties to the Company's clients.  Accordingly, all employees must seek to avoid any actual or potential conflicts between their personal interests and the interests of the Company's clients and circumstances that create even the appearance of impropriety.

Section 1.3.   Definitions.

(1)  "Beneficial Ownership" has the meaning set forth in paragraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, and for purposes of this policy shall be deemed to include, but not be limited to, any interest by which an employee of the Company or any member of his or her immediate family (i.e., a person who is related by blood or marriage to, and who is living in the same household as, the employee) can directly or indirectly derive a monetary or other economic benefit from the purchase, sale (or other acquisition or disposition) or ownership of a Security, including for this purpose any such interest that arises as a result of: a general partnership interest in a general or limited partnership; an interest in a company; a right to dividends that is separated or separable from the underlying Security; a right to acquire equity securities through the exercise or conversion of  any derivative Security (whether or not presently exercisable or convertible); and a performance related advisory fee (other than an asset based fee); except interests in portfolio securities held by a registered investment company or a registered public utility holding company.

(2)  "Security" includes all stock, debt obligations and other securities and similar instruments of whatever kind, including any warrant or option to acquire or sell a security and financial futures contracts (and options thereon).  References to a Security in this policy (e.g., a prohibition or requirement applicable to the purchase or sale of a Security) shall be deemed to refer to and to include any warrant for, option in, or security immediately convertible into that Security, and shall also include any instrument that has an investment return or value that is based, in whole or in part, on that Security (collectively, "Derivatives").  Therefore, except as otherwise specifically provided by this policy:

(a)

Any prohibition or requirement of this policy applicable to the purchase or sale of a Security shall also be applicable to the purchase or sale of a Derivative relating to that Security; and

(b)

Any prohibition or requirement of this policy applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Security relating to that Derivative.

Section 1.4.   Objective and General Prohibitions.

(1)  An employee may not engage in any investment transaction under circumstances in which the employee benefits from or interferes with the purchase or sale of investments on behalf of a client.

(2)  Employees may not use information concerning the investments or investment intentions of the Company on behalf of clients, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of any client.

(3)  Employees shall comply with all applicable securities laws.

Section 1.5.   Prohibited Transactions.

 An employee of the Company may not

(a)

Purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security, and may not sell or otherwise dispose of any Security (including through a short sale) unless such employee:

i)

Obtains advance clearance of such transaction pursuant to Section 19.09; and

ii)

Reports to the Company the information described in Section 19.11 of this policy.

(b)

Purchase and sell the same Security within a period of thirty days or less; or

(c)

Purchase Securities in an underwritten public offering.

Section 1.6.   Exceptions to Clearance Procedures

 The prohibitions of Section 19.05(a) and Section 19.05(b) do not apply to:

(a)

Purchases that are made by reinvesting cash dividends pursuant to an automatic dividend reinvestment program ("DRIP") (this exception does not apply, however, to optional cash purchases pursuant to a DRIP);

(b)

Purchases and redemptions of shares of registered, open-end mutual funds (but not shares of closed-end funds, which are subject to Section 19.05(1)(a) and (b));

(c)

Bank certificates of deposit and bankers' acceptances purchased directly from the issuing bank;

(d)

Money market instruments (including repurchase agreements) with a stated maturity of 12 months or less;

(e)

Securities issued by the State of West Virginia or its agencies or instrumentalities;

(f)

Savings bonds and Treasury bills;

(g)

Treasury bonds and Treasury notes if purchased through the Treasury Direct System;

(h)

Standard and Poor’s Depository Receipts (SPDRs) and DIAMONDS;

(i)

Purchases of rights issued by an issuer pro rata to all holders of a class of its Securities, if such rights were acquired from such issuer, and the exercise of such rights;

(j)

Involuntary (i.e., non-volitional) purchases and sales of Securities; and

(k)

Transactions in an account over which the employee does not exercise, directly or indirectly, any influence or control;

Section 1.7.   Non-Brokered Transactions Included.

 The prohibitions of Section 19.05 and the pre-clearance and reporting requirements of Section 19.09 and Section 19.11 apply even to Securities acquired or disposed of in non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer (other than Securities exempted from the prohibitions pursuant to Section 19.06 above).

Section 1.8.   Managed Accounts of Employees.

 The prohibitions of Section 19.05 and the pre-clearance and reporting requirements of  Section 19.09 and Section 19.11 do not apply to accounts of employees managed on discretionary basis by the Company, but such accounts shall remain subject to the general client allocation and record keeping policies of the Company.

Section 1.9.   Pre-clearance Procedures.

(1)  Pre-clearance of a personal transaction in a Security required to be approved pursuant to Section 19.05 above must be obtained from the Compliance Officer using the form provided for that purpose.

(2)  Employees may pre-clear trades only in cases where they have a present intention to effect a transaction in the Security for which pre-clearance is sought.  It is not appropriate for any employee to obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a Security at some future time depending upon market developments.  Consistent with the foregoing, an employee may not simultaneously request pre-clearance to buy and sell the same Security.

(3)  Pre-clearance of a trade shall be valid and in effect only for a period of 72 hours from the time pre-clearance is given; provided, however, that a pre-clearance expires upon the person becoming aware of facts or circumstances that would prevent a proposed trade from being pre-cleared were such facts or circumstances made known to the Compliance Officer.  Accordingly, if an employee becomes aware of new or changed facts or circumstances that give rise to a question as to whether pre-clearance could be obtained if the Compliance Officer was aware of such facts or circumstances, the person shall be required to so advise the Compliance Officer before proceeding with such transaction.  "Good until cancel" orders may be left open for a maximum of 72 hours.

(4)  Clearance must be obtained in writing by completing and signing a form provided for that purpose by the Company, which form shall set forth the details of the proposed transaction, and obtaining the signature of the Compliance Officer.  If an employee is requesting approval to purchase or sell a Security that is owned by a client and such employee has responsibility regarding the determination by the Company of Securities to be purchased or sold for the client, the employee must inform the Compliance Officer of that fact at the time approval to purchase or sell the security is sought.

(5)  A copy of all completed clearance forms, with the required signatures, shall be retained by the Compliance Officer.

Section 1.10.   Compliance Officer’s Clearance Authority.

 The Compliance Officer may refuse to grant clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal.  Generally, the Compliance Officer will consider the following factors in determining whether to clear a proposed transaction:

(a)

Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Security;

(b)

Whether the person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered on behalf of a client;

(c)

Whether the transaction is likely to affect a client adversely; and

(d)

Whether the transaction may otherwise create an appearance of impropriety in relation to the Company’s trading activities on behalf of its clients.

Section 1.11.   Reports by Employees.

(1)  Personal Securities Holdings Reports - All employees shall within 30 days of the date of adoption of this policy, or within 30 days of the date of commencement of employment, and thereafter, within 30 days after the end of each calendar year, disclose all Securities in which they have a Beneficial Ownership interest and the quantity of such Securities held as of the date of such report, in the case of such person's initial report, and as of the last day of the year, as to annual reports.

(2)  Brokerage Accounts and Statements - All employees shall:

(a)

Identify all securities brokerage and commodities trading accounts in which they trade or hold Securities in which they have a Beneficial Ownership interest ("Accounts") as of the date of adoption of this policy, or within 30 days of the date of commencement of employment, and thereafter, identify any new account within 30 days of having a Beneficial Ownership interest in Securities held in that new Account; and

(b)

Instruct the brokers for their Accounts to provide duplicate account statements to the Compliance Officer.

Section 1.12.   Employees Duty of Confidentiality.

 Employees have access to confidential business information regarding the Company and its affiliates, including, without limitation, information regarding the clients, investors, investment strategies, and performance data of the Company and its affiliates, in addition to other business information and trade secrets regarding the Company and its affiliates (“Confidential Information”).  An employee may not directly or indirectly disclose, copy, furnish, or make accessible to anyone or otherwise utilize Confidential Information in any manner beyond the scope of the employee’s responsibilities in providing services to the Company.  No employee may remove or cause to be removed from the premises of the Company any record, file, memorandum, document, or other item relating to the business of the Company and its affiliates, unless such action is approved by the President of the Company.

Section 1.13.   Outside Business Activities and Directorships.

 Employees may not engage in any outside business activities that may give rise to conflicts of interest or jeopardize the integrity or reputation of the Company.  Similarly, no such outside business activities may be inconsistent with the interests of the Company or its clients.  All directorships of public or private companies held by employees shall be reported to the Compliance Officer.

Section 1.14.   Financial and Disciplinary Disclosure.

 New employees shall complete and provide a Financial and Disciplinary Information Certification.  Employees must promptly notify the Compliance Officer if subsequent events cause any statement therein to become inaccurate.

Section 1.15.   Gifts and Gratuities.

(1)  No employee (or officer) shall seek or accept any personal gift of significant value, any private discount or preferential treatment, or any payments, fees, privileges, opportunities, loans (except at conventional terms from banks or other lending institutions) or other favors from any broker-dealer or other service provider doing or seeking to do business with the Company or (through the Company) with its clients.  In connection with this policy it is acknowledged that certain common courtesies of nominal value, occasional meals and reasonable entertainment appropriate to the business relationship and associated with business decisions are widely accepted as common business practices.  As such, these gifts or courtesies may be accepted as long as they are not excessive in value and there are no unusual facts or circumstances surrounding the offer that might create an appearance of impropriety.

(2)  Any employee or officer of the Company who accepts business entertainment from a broker-dealer or other service provider to the Company or (through the Company) to its clients having an estimated value in excess of $100 shall file a report with the Compliance Officer indicating

(a)

The nature of such entertainment,

(b)

The business purpose, and

(c)

The estimated value accepted by such portfolio manager or trader.

 The Compliance Officer shall review all such reports in the context of the overall transactions directed to the person or organization providing the entertainment and may impose restrictions as necessary from time to time to avoid any appearance of impropriety.

(3)  No employee or officer shall accept any personal gift or gratuity from a broker-dealer or other service provider to the Company or (through the Company) to its clients having a value in excess of $100 without first obtaining the approval of the Compliance Officer.  Gifts in the form of cash or cash equivalents (including but not limited to stocks, bonds, options, below-market loans and similar items) shall not be accepted, regardless of value.

Section 1.16.   Responsibilities; Annual Certification.

(1)  It is the responsibility of each employee to take the initiative to comply with the requirements of this Article and to report promptly to the Compliance Officer any apparent violations of the provisions hereof.  Any effort by the Company to facilitate the reporting process does not change or alter that responsibility.

(2)  Employees shall be required to certify annually that they have read this policy and that they understand it and recognize that they are subject to it.  Further, employees shall be required to certify annually that they have complied with the requirements of this policy.

Section 1.17.    Sanctions.

(1)  Any violation of this policy shall be subject to the imposition of such sanctions by the Company as may be deemed appropriate under the circumstances to achieve the purposes of this policy.  Sanctions may include, but are not limited to,

(a)

Suspension,

(b)

Termination of employment,

(c)

A letter of censure, and/or

(d)

Restitution of any amount equal to the difference between the price paid or received by the client and the more advantageous price paid or received by the offending person.

(2)  In addition to sanctions imposed by the Company, depending upon the nature of the offense, violations of this policy may result in administrative, civil and, in certain cases, criminal fines, sanctions or penalties.

Section 1.18.    Administration of Policy and Procedures

The administration of this policy shall be the responsibility of the Compliance Officer. The duties of the Compliance Officer include the following:

(a)

On an annual basis, providing every employee a copy of this policy and informing such persons of their duties and obligations hereunder;

(b)

Maintaining or supervising the maintenance of all records and reports required by this policy;

(c)

Preparing listings of all transactions effected by employees and reviewing such transactions against a listing of all transactions effected on behalf of clients; and

(d)

Conducting such inspections or investigations as shall reasonably be required to detect and report, with recommendations, to the Board of Directors of the Company, any apparent violations of this policy.

Section 1.19.   Records.

 The Compliance Officer shall maintain and cause to be maintained in an easily accessible place, the following records:

(a)

A copy of this policy; and

(b)

A record of each violation of this policy and of any action taken as a result of such violation.